                                                                Exhibit 10.10(b)
AMENDMENTS TO THE PAYLESS CASHWAYS, INC.
WEALTH-OP DEFERRED COMPENSATION PLAN
- ------------------------------------------------------------------------------


1.     Section l.F. shall be amended to read as follows:
       ------------------------------------------------

       "Change in Control" of the Corporation shall mean and be deemed to have occurred if:

                 (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 [the "Exchange Act"] ) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities. For purposes of this Section 2(i), the term "beneficial owner" does not include any employee benefit plan maintained by the Corporation that invests in the Corporation's voting securities. Or

                 (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, or

                 (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

2.    Section 5.4 shall be amended to read as follows:
      -----------------------------------------------

      Benefits Upon Termination of Employment Following a Change of Control--If, within twenty-four (24) months after a Change of Control, a Termination of Employment with respect to a Participant occurs for any reason, the rights of the Participant, his spouse, if any, and his beneficiary to benefits under the Plan shall cease, except that the Participant, his spouse, if any, or his beneficiary shall receive the full amount in his Deferral Account(s) on the date of Termination of Employment calculated as if such date were a Determination Date and without reduction for any reason whatsoever (including any reduction in the Crediting Rate as otherwise provided in Section 5.3). Such benefit shall be payable in a lump sum within 30 days following Termination of Employment. Following such payment, the Participant shall have no further right to any benefit pursuant to this Plan. Notwithstanding any other provision contained in this Section 5.4, if such Termination of Employment is due to death, Survivorship Benefits, if any, shall be calculated and paid out in accordance with Section 5.8. If such Termination of Employment is due to Retirement, Retirement Benefits, if any, shall be calculated and paid out in accordance with Section 5.1. If such Termination of Employment is due to Disability, Disability Benefits, if any, shall be calculated and paid out in accordance with Section 5.2.

      This Section 5.4 may not be amended within two years following a Change in Control of the Corporation, as defined in Section l.F. of the Plan.

3.    Section 5.5 shall be amended to read as follows:
      -----------------------------------------------

      Election Upon Reduction in Crediting Rate--If, within 24 months of a Change of Control, the Plan is amended to reduce the Crediting Rate, a Participant may elect within 60 days of the date of the amendment to receive his Deferral Account balance(s) calculated without regard to the reduced rate and as if the date of the election were a Determination Date. The amounts so calculated shall be paid in a lump sum on the first business day of the Plan Year following the Plan Year of the election. Following such election, the Participant, his spouse, if any, and his beneficiary shall have no further right to any benefit pursuant to this Plan, other than the lump sum payment provided for in this Paragraph 5.5.

      This Section 5.5 may not be amended within two years following a Change in Control of the Corporation, as defined in Section l.F. of the Plan.